UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2019
________________________________________________________

________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600

Not Applicable
________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Arysta Stock Purchase Agreement
As previously announced, on July 20, 2018, Platform Specialty Products Corporation (“Platform”) entered into a Stock Purchase Agreement (the “Agreement”) with UPL Corporation Ltd., a Mauritius public limited company (“Purchaser”) and a wholly-owned subsidiary of UPL Limited, pursuant to which Platform agreed to sell to Purchaser 100% of the issued and outstanding shares of common stock of Arysta LifeScience Inc., a Delaware corporation and a subsidiary of Platform, which operates Platform’s Agricultural Solutions business segment (“Arysta”).
On January 25, 2019, in connection with the anticipated closing of the transaction contemplated by the Agreement, the parties, together with Arysta, UPL NA Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“US Purchaser”), Arysta Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of US Purchaser (“Merger Sub”) and, solely for certain limited purposes, MacDermid Agricultural Solutions Holdings B.V., a Dutch entity and a wholly-owned subsidiary of Arysta (“MASH BV”) and UPL Do Brasil Industria e Comercio de Insumos Agropecuários S.A, a Brazil entity and a wholly-owned subsidiary of the Purchaser (“Brazil Purchaser”), entered into Amendment Number One to the Agreement (the “Amendment”) in order to give effect to, among other things, (i) the assignment by Purchaser of its right to acquire Arysta under the Agreement to US Purchaser, (ii) US Purchaser’s desire to effect the acquisition of Arysta through a merger of Merger Sub with and into Arysta, with Arysta surviving the merger and becoming a wholly-owned subsidiary of US Purchaser (the "Merger"), (iii) the separate purchase by Brazil Purchaser, prior to the Merger, of Arysta LifeScience do Brasil Indústria Química e Agropecuária SA, a Brazilian subsidiary of Arysta currently owned by MASH BV, and (iv) certain pre-closing internal restructuring transactions by subsidiaries of Arysta.
The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.
Cross-currency Swap Transactions
On January 24, 2019 and January 25, 2019, Platform entered into cross-currency swap transactions (the "Swaps") with certain banks included in the syndicate of its previously-announced $750 million term loans (the "Term Loans") and $330 million revolving credit facility (each, a "Hedge Counterparty" and collectively, the "Hedge Counterparties"). The Swaps, which are governed by the provisions of the ISDA Master Agreements (including schedules thereto and transaction confirmations that supplement such ISDA Master Agreements) entered into between Platform and each of the Hedge Counterparties (each, a "Swap Agreement" and collectively, the "Swap Agreements"), enable Platform to effectively convert the Term Loans, a U.S. dollar denominated debt obligation, into fixed-rate euro-denominated debt. Under the Swap Agreements, Platform will be obligated to make periodic euro-denominated coupon payments to the Hedge Counterparties on an aggregate initial notional amount of €662 million, in exchange for periodic U.S. dollar-denominated coupon payments from the Hedge Counterparties on an aggregate initial notional amount of $750 million. Each Swap matures on March 31, 2024.
Item 2.02. Results of Operations and Financial Condition.

On January 28, 2019, Platform issued a press release announcing preliminary unaudited financial results for the three and twelve months ended December 31, 2018. In connection with the upcoming closing of the Arysta Sale (as defined under Item 5.02 in this Current Report on Form 8-K), Platform also announced a leadership transition and 2019 financial guidance for Element Solutions Inc, the anticipated new name of the company following the closing of the Arysta Sale. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of Platform, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.
Item 2.03. Creation of a Direct Financial Obligation.
The information under "Cross-currency Swap Transactions" in Item 1.01. of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2019, Platform’s board of directors (the “Board”) approved the retirement of Rakesh Sachdev as Platform’s Chief Executive Officer, and the appointment of Benjamin Gliklich, age 34, currently Executive Vice President - Operations & Strategy, to the role of Chief Executive Officer of Platform, each effective on the closing date of the previously-announced sale of Platform’s Agricultural Solutions business (the “Arysta Sale”), expected to be January 31, 2019 (the “Closing Date”). On January 25, 2019, Mr. Gliklich was also elected to serve as a director of Platform, effective on the Closing Date, following approval by the Board of an increase of the size of the Board from seven to eight members, contingent on the closing of the Arysta Sale. Mr. Sachdev will also remain a member of the Board. Neither Mr. Gliklich nor Mr. Sachdev was appointed to any Board committee at this time.
Additionally, on January 25, 2019, the Board approved the appointment of Scot R. Benson, age 56, President of Platform’s Performance Solutions segment since 2015, as Platform’s President and Chief Operating Officer, effective on the Closing Date.
Finally, on January 25, 2019, Martin E. Franklin, age 53, currently Chairman of the Board, has been named Executive Chairman of the Board, effective on the Closing Date.
No changes to the compensatory arrangements of Messrs. Franklin, Gliklich and Benson have been made in connection with their respective appointments at this time.
Mr. Franklin’s biographical information is set forth under “Proposal 1 - Elections of Directors” in Platform’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2018, and is incorporated herein by reference. Biographical information with respect to Messrs. Gliklich and Benson is included in Part I, Item 1, “Senior Management of Platform” of Platform’s annual report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 28, 2018, and is incorporated herein by reference.
There is no arrangement or understanding between any of Messrs. Franklin, Gliklich or Benson and any other person pursuant to which either of them was appointed as an executive officer of Platform, and in the case of Mr. Gliklich, a director, effective on the Closing Date. There has been no transaction, or proposed transaction, since January 1, 2018 to which Messrs. Franklin, Gliklich or Benson or any member of their respective immediate families had or is to have a direct or indirect material interest or any other related transaction with Platform within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between any of Messrs. Franklin, Gliklich or Benson and any of Platform’s other directors, executive officers or persons nominated or chosen by Platform to become directors or executive officers.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed or furnished herewith:

Exhibit Number	Exhibit Title
2.1
Stock Purchase Agreement, dated as of July 20, 2018, between the Company and the Purchaser. Disclosure schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Stock Purchase Agreement, as filed, identifies such schedules and exhibits, including the general nature of their contents. Platform agrees to furnish a copy of any omitted attachment to the SEC on a confidential basis upon request.

2.2	Amendment Number One to Stock Purchase Agreement dated as of January 25, 2019 by and among Platform, Purchaser, Arysta, US Purchaser and Merger Sub.
99.1	Press release dated January 28, 2019 relating to Platform's preliminary estimated unaudited fourth quarter and full year 2018 financial results (furnished only).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION
(Registrant)
January 28, 2019	/s/ John P. Connolly
(Date)	John P. Connolly
Chief Financial Officer